EXHIBIT 99.1

PRESS RELEASE	August 05, 2020

Century Casinos Enters into Definitive Agreement to Sell Casino Operations of Century Casino Calgary

Colorado Springs, CO – August 05, 2020 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) (“Century Casinos”  or the “Company”), announced today that its subsidiary Century Resorts Alberta, Inc. (“CRA”) has entered into a definitive agreement to sell the casino operations of Century Casino Calgary (“Calgary”) to 2267166 Alberta Ltd. (the “Buyer”) for CAD 10.0 million ($7.5 million based on the exchange rate on July 31, 2020) plus a three year quarterly earn out as specified in the agreement.

The CAD 10.0 million was paid at the execution of the definitive agreement and is non-refundable, except as described in the Agreement, but subject to working capital and other adjustments. CRA will continue to operate Century Sports (sports bar, bowling and entertainment) and to own the real estate.

The Agreement contemplates that CRA will enter into a lease agreement with the Buyer for the Calgary premises. The lease will have an annual net rent of approximately CAD 480,000 ($358,102 based on the exchange rate on July 31, 2020) and a term of three years.

“This transaction immediately strengthens our balance sheet,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “The Calgary casino is one of our smaller operations, contributing $8.4 million in net operating revenue and $1.2 million in Adjusted EBITDA (approx. half from the casino operations we are selling and half from sports bar, bowling and entertainment operations we will continue operating) in 2019,” Haitzmann and Hoetzinger concluded.

The transaction, which is expected to close in fall 2020, is subject to approval by the Alberta Gaming, Liquor and Cannabis Commission, but the CAD 10.0 million payment already made to Century Casinos is non-refundable except as described in the Agreement.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino Cape Girardeau and Caruthersville, Missouri, in Calgary and St. Albert, Alberta, Canada; Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada; and Century Bets! Inc. (“CBS”). CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the operator of eight casinos throughout Poland; and, a 75% ownership interest in each of Century Downs Racetrack and Casino in Calgary, Alberta, Canada. The Company operates one ship-based casino. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that

EXHIBIT 99.1

provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

This release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits of and timing for closing the transaction and performance of the Calgary casino, as well as Century Casinos’ plans, objectives, expectations, intentions, and other statements relating to cash flow and operating results. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from forward-looking statements include, among others, risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, in Item 8.1 in our Current Report on Form 8-K filed on May 8, 2020, and in subsequent periodic and current SEC filings the Company may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.